UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 27, 2015
Date of Report (Date of earliest event reported)

FIRST BANKS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	001-31610	43-1175538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Meramec, Clayton, Missouri	63105
(Address of principal executive offices)	(Zip code)

(314) 854-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2015, the Company’s Board of Directors elected Shelley J. Seifert, 61, Executive Vice President and Chief Operating Officer. Ms. Seifert joined First Bank, the Company’s principal banking subsidiary, in October, 2014, as Executive Vice President and Chief Administrative Officer. Prior to joining First Bank, Ms. Seifert served as Executive Vice President, Integration and Operations at PNC Financial Services Group in Pittsburgh, Pennsylvania. Ms. Seifert also served in various executive roles over twenty years at National City Corporation in Cleveland, Ohio, most recently as Executive Vice President, Human Resources and Chief Administrative Officer. Ms. Seifert receives a base annual salary of $375,000 and is eligible to receive annual incentive awards under the Company’s Senior Executive Incentive Plan and the Partners in Performance Plan further described in the Company’s Annual Report on Form 10-K.
In addition, on August 28, 2015, the Company and First Bank announced the promotion of Lisa K. Vansickle, 48, formerly the Company’s Executive Vice President and Chief Financial Officer, to the position of Executive Vice President, Chief Administrative Officer and Chief Risk Officer, and the promotion of Michael J. Normile, 40, formerly the Company’s Senior Vice President and Controller, to the position of Executive Vice President and Chief Financial Officer, each effective immediately. Ms. Vansickle initially joined the Company in 1997 and has served in roles of increasing responsibility including Director of Internal Audit and Controller prior to her election as Chief Financial Officer in 2007. Ms. Vansickle will continue to serve as a Director of First Bank, a position she has held since 2001. Mr. Normile joined the Company in 2007 as Senior Vice President and was promoted to Senior Vice President and Controller in 2008. Immediately prior to joining the Company, Mr. Normile was a Director at McGladrey & Pullen LLP (now known as McGladrey LLP) after beginning his career with KPMG LLP in St. Louis, Missouri where he last served as a Senior Manager.
In connection with their promotions, Ms. Vansickle and Mr. Normile will receive increases in their base salaries to annualized base salaries of $300,000 and $285,000, respectively. Ms. Vansickle and Mr. Normile will continue to be eligible to receive annual incentive awards under the Company’s Senior Executive Incentive Plan and the Partners in Performance Plan further described in the Company’s Annual Report on Form 10-K.
Ms. Seifert, Ms. Vansickle and Mr. Normile and certain of their respective family members have engaged in lending and other ordinary banking transactions with our banking subsidiary, First Bank. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.
A copy of the press release issued by the Company on August 28, 2015, announcing the appointments and promotions of Ms. Seifert, Ms. Vansickle and Mr. Normile is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release issued on August 28, 2015 – filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKS, INC.

Date:	August 28, 2015	By:	/s/	Timothy J. Lathe
Timothy J. Lathe
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release issued on August 28, 2015.

3